UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 10, 2012

LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2012, the Board of Directors (the “Board”) of LodgeNet Interactive Corporation (the “Company”) determined that it was in the best interest of the Company to separate the role of Chairperson of the Board from the role of Chief Executive Officer. To this end, the Board elected R. Douglas Bradbury, who has been a director of the Company since 1999, as Chairman, replacing Scott C. Petersen.  Mr. Petersen will continue in his role as Chief Executive Officer of the Company and as a member of the Board.

On May 10, 2012, Edward L. Shapiro informed the Company of his decision to resign from the Board of Directors of the Company, effective on May 10, 2012.  Mr. Shapiro’s decision to resign was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.  The Company expressed its sincere appreciation for Mr. Shapiro’s contributions to the Company.  The Board of Directors has determined that the seat currently held by Mr. Shapiro should remain vacant.

A copy of the press release regarding the change in Chairman of the Board and Mr. Shapiro’s resignation is attached hereto as Exhibit 99.1.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release dated May 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET INTERACTIVE CORPORATION

Date: May 11, 2012	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel,
Secretary and Chief Compliance Officer